Exhibit 10.15

REVOLVING CREDIT NOTE

Up to $500,000.00	March 26, 2024

FOR VALUE RECEIVED, CleanCore Solutions, Inc., a Nevada corporation (the “Borrower”), promises to pay to Clayton Adams (the “Lender”) the principal sum of each Advance made by the Lender to the Borrower under that certain Loan Agreement, dated on or about the date hereof, between the Borrower and the Lender (together with all exhibits and schedules thereto, as the same may be subsequently amended, extended, restated or otherwise modified, the “Loan Agreement”). The aggregate unpaid principal balance hereof shall not exceed at any time the sum of Five Hundred Thousand Dollars and 00/100 Dollars ($500,000.00). Unless defined herein, capitalized terms shall have the meanings given such terms in the Loan Agreement.

The entire unpaid principal balance of this Note, all accrued and unpaid interest thereon, all fees, costs and expenses payable in connection with the Revolving Credit, and all other sums due hereunder and under the Loan Documents in connection with the Revolving Credit, shall be due and payable in cash IN FULL on the Revolving Credit Termination Date.

The Borrower shall pay interest on the principal amount of this Note to the Lender until all Obligations with respect to this Note and the Revolving Credit have been finally and indefeasibly paid to the Lender in cash and performed in full. Interest shall accrue daily on the daily unpaid principal amount of this Note, and the Borrower shall pay interest to the Lender on the Revolving Credit Termination Date. The principal balance of this Note shall bear interest at the rate set forth in Section 2(a) of the Loan Agreement, unless otherwise provided for by the terms of the Loan Agreement.

All repayments or prepayments of principal, all payments of interest and all payments of fees, costs and expenses payable in connection with the Revolving Credit shall be made by the Borrower, or credited to the account of the Borrower by the Lender, pursuant to the terms of the Loan Agreement. The Borrower may prepay the indebtedness evidenced by this Note in whole pursuant to, and subject to, the applicable provisions of the Loan Agreement and the Loan Documents.

The entire unpaid Obligations evidenced by this Note shall become immediately due and payable, without further notice to or demand of the Borrower, upon the happening of any Event of Default. After an Event of Default, the Lender shall have all of the rights and remedies available to the Lender as set forth in the Loan Documents, including but not limited to those relating to the enforcement of this Note and the and collection of the Obligations owing in connection with this Note and the Revolving Credit.

The agreements, covenants, liabilities and Obligations of the Borrower set forth in this Note shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of the Revolving Credit is rescinded or must otherwise be restored or returned by the Lender by reason of any bankruptcy, reorganization, arrangement, composition or similar proceeding or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Person, or any property of the Borrower or any other Person, or otherwise, all as though such payment had not been made.

Whenever any payment to be made under this Note shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall be included in the computation of any interest then due and payable hereunder.

The undersigned and all other parties who, at any time, may be liable hereon in any capacity waive presentment, demand for payment, protest and notice of dishonor of this Note. This Note and any provision hereof may not be waived, modified, amended or discharged orally, but only by an agreement in writing which is signed by the holder and the party or parties against whom enforcement of any waiver, change, modification, amendment or discharge is sought.

Following the occurrence of an Event of Default, the Borrower agrees to pay or reimburse to the Lender upon demand for all costs, expenses and fees incurred by the Lender (including, without limitation, attorney fees, court costs and expert witness fees), whether or not suit is instituted, to collect or seek to collect payment of this Note or otherwise relating to the enforcement of the Lender’s rights against the Borrower under or pursuant to this Note. All such costs, expenses and fees will be added to and be a part of the principal balance owing under this Note, and reimbursement thereof from the Borrower will be due immediately upon demand by the Lender.

If any provision of this Note shall, for any reason and to any extent, be invalid or unenforceable, then the remainder of this Note and any other instrument referred to herein shall not be affected thereby but instead shall be enforceable to the maximum extent permitted by law.

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be determined in accordance with the provisions of the Loan Agreement. This Note shall be binding upon the Borrower, its successors and assigns, and shall insure to the benefit of the Lender, its successors and assigns. The Lender shall have the right, without the necessity of any further consent of or other action by the Borrower, to sell, assign, securitize or grant participations in all or a portion of the Lender’s interest in this Note to other financial institutions of the Lender’s choice and on such terms as are acceptable to the Lender in the Lender’s sole discretion. The Borrower shall not assign, exchange or otherwise hypothecate any Obligations under this Note or any other rights, liabilities or obligations of the Borrower in connection with this Note, in whole or in part, without the prior written consent of the Lender, and any attempted assignment, exchange or hypothecation without such written consent shall be void and be of no effect.

IN WITNESS WHEREOF, the undersigned has executed this Note the day and year first above written.

CleanCore Solutions, Inc.

By:	/s/ Douglas T. Moore
Name:	Douglas T. Moore
Title:	Chief Executive Officer